Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

CITY OF WARREN GENERAL EMPLOYEES’ RETIREMENT SYSTEM,	)
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Plaintiff,	)
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v.	)	C.A. No. 2022-0207-JTL
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MICHAEL ALKIRE, et al.,	)
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Defendants,	)
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and	)
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PREMIER, INC.,	)
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Nominal Defendant.	)

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTION

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF PREMIER, INC. (“PREMIER”), ALONG WITH THEIR SUCCESSORS AND ASSIGNS, EXCLUDING THE INDIVIDUAL DEFENDANTS

IF YOU HELD COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

The purpose of this Notice of Pendency and Proposed Settlement of Derivative Action (the “Notice”) is to inform you of: (i) the pendency of the above-captioned action (the “Action”), which was brought in the Court of Chancery of the State of Delaware (the “Court”) by a stockholder of Premier asserting claims on behalf of and for the benefit of Premier; (ii) the proposed settlement of the Action (the “Settlement”) as against all defendants, subject to Court approval and other conditions of the Settlement being satisfied, as provided for in a Stipulation and Agreement of Compromise, Settlement and Release dated February 16, 2024 (the “Stipulation”), which was filed with the Court and is publicly available for review; and (iii) your right to participate in a hearing to be held on June 25, 2024, at 11:00 a.m. ET, before The Honorable J. Travis Laster (the “Settlement Hearing”).1 The purpose of the Settlement Hearing to be held by the Court is to determine whether: (i) Plaintiff has adequately represented Premier’s interests; (ii) the proposed settlement of the Action should be approved by the Court as fair, reasonable, adequate and in the best interests of Premier; (iii) the Action should be dismissed with prejudice as against the Settling Defendants and all of the Released Claims against the Released Persons should be fully, finally, and forever released, settled, and discharged; (iv) whether and in what amount any Fee and Expense Award should be paid to Plaintiff’s Counsel out of the Cash Settlement Amount; and (v) Judgment approving the Settlement of the Action should be entered in accordance with the terms of the Stipulation.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE LITIGATION REFERRED TO IN THE CAPTION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS OR ADEQUACY OF THE SETTLEMENT, AND FROM PURSUING THE SETTLED PLAINTIFF CLAIMS.

The Stipulation was entered into as of February 16, 2024, by and among (i) plaintiff City of Warren General Employees’ Retirement System (“Plaintiff”), derivatively on behalf of Premier; (ii) nominal defendant Premier; and (iii) defendants Peter Fine, Marc Miller, Marvin O’Quinn, Terry Shaw, Barclay Berdan, Scott Reiner, Susan DeVore, Michael Alkire, John Bigalke, Helen Boudreau, Jody Davids, Ellen C. Wolf, Stephen D’Arcy, David Langstaff, Richard Statuto, and William Mayer (together the “Settling Defendants” and together with Plaintiff and Premier, the “Settling Parties”).

[1]	Capitalized terms not defined in this Notice have the meaning set forth in the Stipulation, which is publicly available as indicated below.

This Notice describes the rights you may have in the Action and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement. If the Court approves the Settlement, the Settling Parties will ask the Court at the Settlement Hearing to enter Judgment dismissing the Action with prejudice as against the Settling Defendants in accordance with the terms of the Stipulation.

WHAT IS THE PURPOSE OF THIS NOTICE?

The purpose of this Notice is to explain the Action, the terms of the proposed Settlement, and how the Settlement affects the legal rights of Premier stockholders. In a derivative action, one or more persons or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights.

As described more fully below, Premier stockholders have the right to object to the proposed Settlement and the Fee Application by Plaintiff’s Counsel for an award of reasonable fees and expenses (the “Fee and Expense Award”). Premier stockholders have the right to appear and be heard at the Settlement Hearing, which will be held before The Honorable J. Travis Laster on June 25, 2024 at 11:00 a.m. ET, at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 N. King Street, Wilmington, DE 19801.

The Court has reserved the right to adjourn and reconvene the Settlement Hearing, including consideration of the Fee Application, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof, or notation on the docket in the Action. The Court has further reserved the right to approve the Settlement, according to the terms and conditions of the Stipulation, with such modifications as may be consented to by the Settling Parties, or as otherwise permitted pursuant to the Stipulation, with or without future notice to Premier stockholders. The Court may enter Judgment, and order the payment of the Fee and Expense Award, all without future notice to Premier stockholders.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES BY ANY OF THE SETTLING PARTIES.

IT IS BASED ON STATEMENTS OF THE SETTLING PARTIES AND IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THE ACTION AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY OR MAY NOT WISH TO TAKE IN RELATION TO THIS LITIGATION.

Premier is a publicly traded company that operates as a healthcare alliance composed of U.S. hospitals, health systems, and other healthcare organizations (“Members”). Through its GPO, Premier aggregates the Members’ buying power to negotiate contracts with vendors under which Members buy products and services directly from those vendors on a discounted basis. Premier is paid administrative fees (typically in the range of 2-3% of the cost of the product or service) as compensation for administering the contracts on behalf of the Members and vendor. These administrative fees represent the bulk of Premier’s revenue. Premier shares a portion of these administrative fees with its GPO Members through GPO agreements.

Premier went public in October 2013 with an “Up-C” corporate structure. Premier was a holding company, and its primary asset was an equity interest in an operating partnership, Premier Healthcare Alliance, L.P. (“Premier LP”), which conducted substantially all of Premier’s business operations.

In 2013, Premier went public with two classes of stock. Premier’s Class A common stock was publicly traded, held by unaffiliated investors, and had both voting rights and equity rights in the publicly traded corporation. Premier’s Class B stock was held exclusively by healthcare companies affiliated with Premier directors and other pre-IPO investors, which are referred to as “Member Owners.” The Class B shares had voting rights in the Company, but the Member Owners’ corresponding equity interests came through direct ownership of units in the operating partnership, Premier LP.

Premier’s Up-C structure potentially created tax savings for the Company, in the form of deferred tax assets (“DTAs”), which were created whenever Class B stockholders exchanged their equity interests for Class A shares. The Company entered into a tax receivable agreement (the “TRA”) with Member Owners, which required the Company to make annual cash payments to the Member Owners equal to 85% of the cash savings resulting from the use of the DTAs created by exchanges, with the Company retaining the other 15%. Under the terms of the TRA, Premier made TRA payments to the Member Owners only as the Company had actual cash tax savings resulting from the Company’s use of the DTAs.

On January 23, 2020, the Board of Directors (the “Board”) of Premier formed a committee of independent directors (the “Special Committee”) to review, consider, evaluate, oversee the development of and, as appropriate, reject or recommend to the Board the Restructuring (defined below) or an alternative renewal framework and any agreements proposed to be entered into in connection therewith. The Special Committee retained Cravath, Swaine & Moore LLP as its legal advisor and Bank of America as its financial advisor.

On August 5, 2020, the Special Committee voted to approve a restructuring (the “Restructuring”) of the Company, which involved, in part, Premier’s termination of the TRA between the Company and Member Owners.

On August 5, 2020, the Board voted to approve the Restructuring.

Premier’s termination of the TRA triggered an “Early Termination Payment” (or “TRA Payout”) under the terms of the TRA. The Restructuring was announced August 11, 2020, including the $473.5 million Early Termination Payment.

By letters dated December 10, 2020, and March 1, 2021, Robbins Geller Rudman & Dowd LLP, on behalf of Plaintiff, demanded inspection of certain books and records to investigate suspected wrongdoing in connection with, among other things, the Restructuring and Premier’s Up-C corporate structure. Premier produced to Plaintiff 221 documents (spanning more than 16,000 pages) in response to the demands.

On March 4, 2022, Plaintiff filed the Verified Stockholder Derivative Complaint (the “Complaint”), derivatively on behalf of nominal defendant Premier, against the Defendants in the Action.

The Complaint alleged, among other things, that the TRA Payout was unfair to Premier, was approved for self-interested reasons, and constituted “waste,” and that the Defendants provided false, misleading, and incomplete information to the Class A stockholders.

On May 26, 2023, the Defendants and Nominal Defendant Premier filed Answers to the Complaint. Defendants denied any wrongdoing; Defendants’ Answers asserted that their decisions were “protected by the business judgment rule” and, even if the standard of review were ultimately to be entire fairness, “the transaction at issue was entirely fair.” The Company’s Answer stated that “No claims are asserted against Premier, and no relief is sought from Premier. Accordingly, no response is required from Premier as to any allegations of the Complaint. To the extent a response is deemed required as to any such allegations, Premier hereby enters a general denial of all such allegations and reserves all of its rights with respect to the allegations of the Complaint” and that “Premier requests judgment on the Complaint in such form and with such relief as the Court deems just and proper.”

The Parties engaged in document discovery. Plaintiff served document demands on the Company and the Defendants and served subpoenas on numerous non-parties. In total, including the books and records productions and the productions in the Action, Plaintiff received and reviewed more than 4,500 documents, totaling more than 45,000 pages and more than 250 native Excel spreadsheets.

On June 13, 2023, and October 30, 2023, two in-person mediation sessions between the Parties occurred before mediator, Greg Danilow, Esquire, of Phillips ADR. The Parties engaged in substantial briefing prior to each mediation session. Plaintiff and Defendants also engaged experts to assist their respective clients in connection with the mediation.

The June 13, 2023 and October 30, 2023 mediations did not result in a settlement. However, after the October 30, 2023 mediation, counsel for the Parties continued to engage in arm’s-length discussions and negotiations concerning a possible settlement of the Action, with the aid of the mediator.

On November 29, 2023, the Parties agreed to settle the Action, based on a mediator’s recommendation, for a cash payment of $71 million.

Premier’s directors’ and officers’ insurance carriers have agreed severally and not jointly to fund in full the $71 million cash payment.

Plaintiff represents to have owned at all relevant times and continues to own shares of Premier common stock.

The Stipulation is intended fully, finally and forever to release, resolve, compromise, settle and discharge the Released Claims and terminate the Action as against the Settling Defendants with prejudice. It is the intention of Plaintiff and the Settling Defendants that the Settlement will release the Released Claims against Released Persons upon Final Approval of the Stipulation.

The entry by the Settling Parties into the Stipulation is not, and shall not be construed as or deemed to be evidence of, an admission as to the merit or lack of merit of any claims or defenses asserted in the Action.

Plaintiff and Plaintiff’s Counsel have conducted an investigation and pursued discovery relating to the claims and the underlying events and transactions alleged in the Action. Plaintiff and Plaintiff’s Counsel have analyzed the evidence adduced during their investigation and through discovery, and have researched the applicable law with respect to Plaintiff’s claims on behalf of Premier. In negotiating and evaluating the terms of the Stipulation, Plaintiff and Plaintiff’s Counsel considered the legal and factual defenses to Plaintiff’s Claims. Plaintiff and Plaintiff’s Counsel have received sufficient information to evaluate the merits of this Settlement. Based upon their evaluation, Plaintiff and Plaintiff’s Counsel have determined that the Settlement set forth in the Stipulation is fair, reasonable and adequate and in the best interests of Premier, and that it confers substantial benefits upon Premier.

The Settling Defendants deny any and all allegations of wrongdoing, fault, liability or damage whatsoever. Specifically, the Settling Defendants deny that they acted contrary to the best interests of Premier and its stockholders or breached any duties. Settling Defendants maintain that they have meritorious defenses to all claims alleged in the Action. Nothing in the Stipulation shall be construed as any admission by the Settling Defendants of wrongdoing, fault, liability, or damages whatsoever. Nothing in the Stipulation shall be construed as an allocation of fault or liability between or among the Individual Defendants.

The Settling Parties recognize that the Action has been filed and prosecuted by Plaintiff in good faith and defended by Individual Defendants in good faith and further that the terms of the Settlement as set forth herein were negotiated at arm’s length, in good faith, and reflect an agreement that was reached voluntarily after consultation with experienced legal counsel.

WHAT ARE THE TERMS OF THE SETTLEMENT?

In consideration for the full and final release, settlement and discharge of any and all Released Claims against the Released Persons upon Final Approval, Settling Defendants shall cause the Cash Settlement Amount ($71,000,000.00 U.S.) to be paid into escrow by Premier’s directors’ and officers’ insurance carriers (who have committed to fund the Cash Settlement Amount), within 15 Business Days after entry of the Judgment. The Cash Settlement Amount shall be disbursed in the manner set forth in paragraph 2 of the Stipulation.

This Action was brought as a derivative action on behalf of and for the benefit of Premier. Stockholders will not receive a direct payment of the Cash Settlement Amount but will indirectly benefit from the Cash Settlement Amount being paid to Premier.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED?

WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

If the Settlement is approved, the Court will enter Judgment, at which time the Action against the Settling Defendants shall be dismissed with prejudice. This dismissal is without fees or costs, except as expressly provided in the Stipulation.

Upon the Effective Date and the Settling Parties’ compliance with all terms set forth in the Stipulation, Plaintiff, on behalf of itself and Premier, and their respective legal representatives, heirs, executors, administrators, predecessors, successors, predecessors-in-interest, successors-in-interest and assigns, shall thereupon be deemed to have fully, finally, and forever released, settled, and discharged the Released Defendant Persons from and with respect to every one of the Settled Plaintiff Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute any Settled Plaintiff Claims against any of the Released Defendant Persons.

Upon the Effective Date and the Settling Parties’ compliance with all terms set forth in the Stipulation, the Settling Defendants and their respective legal representatives, heirs, executors, administrators, predecessors, successors, predecessors-in-interest, successors-in-interest and assigns shall thereupon be deemed to have fully, finally, and forever released, settled, and discharged the Released Plaintiff Persons from and with respect to every one of the Settled Defendant Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute any Settled Defendant Claims against any of the Released Plaintiff Persons.

The contemplated releases given by the Settling Parties in the Stipulation extend to Released Claims that the Settling Parties did not know or suspect to exist at the time of the release, which if known, might have affected the decision to enter into this Settlement.

With respect to any and all Released Claims, the Settling Parties shall be deemed to have waived any and all provisions, rights, and benefits conferred by any law of the United States, any law of any state, or principle of common law which governs or limits a person’s release of unknown claims to the fullest extent permitted by law, and to have relinquished, to the full extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code (or any similar, comparable or equivalent provision of any law of any state or territory of the United States, federal law, or principle of common law), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Settling Parties shall be deemed by operation of law to have acknowledged that the foregoing waiver was separately bargained for and is a key element of the Settlement.

The Settling Parties acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the Released Claims, but that it is their intention to fully, finally, and forever settle any and all such Released Claims, known or unknown, suspected or unsuspected, without regard to the subsequent discovery or existence of such additional or different facts, to the fullest extent permitted by law.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

The Settlement set forth in the Stipulation reflects the results of the Settling Parties’ negotiations and the final terms of their agreement, which was reached only after arm’s-length negotiations among the Settling Parties, who were all represented by counsel with extensive experience and expertise in stockholder derivative litigation.

This Settlement is not evidence of the validity or invalidity of any claims or defenses in the Action or any other actions or proceedings, or of any wrongdoing by any of the Defendants or of any damages or injury to Premier, or Plaintiff.

Plaintiff believes that the Settled Plaintiff Claims had merit when filed and continue to have merit, and Plaintiff is settling the Settled Plaintiff Claims because it believes that the Settlement will provide substantial value to Premier and its stockholders. Plaintiff has concluded that the Settlement is fair, reasonable, and in the best interests of Premier, and that it is reasonable to pursue the Settlement based on the terms and procedures outlined herein.

Settling Defendants have denied, and continue to deny, all allegations of wrongdoing, fault, liability or damage with respect to all claims asserted or that could be asserted in the Action or any other action, in any court or tribunal, relating to the Restructuring and/or TRA Payout, including any allegations that Defendants have committed any violations of law, that they have acted improperly in any way, and that they have any liability or owe any damages of any kind to Premier or, Plaintiff. Settling Defendants maintain that their conduct was at all times proper and in compliance with applicable law, and that if the case proceeded to trial and a decision were issued by the Court, they would have prevailed on all claims asserted against them. Settling Defendants further deny any breach of fiduciary duties or harm to Premier or its stockholders. Each of the Settling Defendants asserts that, at all relevant times, he or she acted in good faith. Settling Defendants are entering into the Settlement in order to, among other things, terminate all claims that were or could have been asserted by Plaintiff or any other Premier stockholder on behalf of Premier against Settling Defendants in the Action or in any other action, in any court or tribunal, relating to the Restructuring and/or TRA Payout.

HOW WILL THE ATTORNEYS BE PAID?

Plaintiff’s Counsel will submit a Fee Application to the Court not to exceed $14 million ($14,000,000), plus expenses incurred. The Settling Parties acknowledge and agree that any Fee and Expense Award in connection with the Settlement shall be paid from the Cash Settlement Amount and shall reduce the settlement consideration paid to Premier accordingly.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD?

DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?

The Court will consider the Settlement and all matters related to the Settlement, including the Fee Application, at the Settlement Hearing. The Settlement Hearing will be held before The Honorable J. Travis Laster on June 25, 2024, at 11:00 a.m. ET, at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 N. King Street, Wilmington, DE 19801.

At the Settlement Hearing, any current Premier stockholder who desires to do so may appear personally or by counsel, and show cause, if any, why the Settlement in accordance with and as set forth in the Stipulation should not be approved as fair, reasonable, and adequate and in the best interests of Premier; why the Judgment should not be entered in accordance with and as set forth in the Stipulation; or why the Court should not grant Plaintiff’s Counsel’s Fee Application; provided, however, that unless the Court in its discretion otherwise directs, no Premier stockholder, or any other Person, shall be entitled to contest the approval of the terms and conditions of the Settlement or (if approved) the Judgment to be entered thereon, or the Fee and Expense Award, and no papers, briefs, pleadings, or other documents submitted by any Premier stockholder or any other person (excluding a party to the Stipulation) shall be received or considered, except by order of the Court for good cause shown, unless, no later than ten (10) Business Days prior to the Settlement Hearing, such person files with the Register in Chancery, Delaware Court of Chancery, 500 North King Street, Wilmington, DE 19801, and serves upon the attorneys listed below: (a) a written notice of intention to appear that includes the name, address, and telephone number of the objector and, if represented by counsel, the name and address of the objector’s counsel; (b) proof of current Premier stockholding; (c) a detailed statement of objections to any matter before the Court; and (d) the grounds thereof or the reasons for wanting to appear and be heard, as well as all documents or writings the Court shall be asked to consider. These writings must also be served by File & ServeXpress, by hand, by first-class mail, or by express service upon the following attorneys such that they are received no later than ten (10) Business Days prior to the Settlement Hearing:

Randall J. Baron Benny C. Goodman III Robbins Geller Rudman & Dowd LLP 655 W. Broadway, Suite 1900 San Diego, CA 92101	William M. Lafferty Thomas W. Briggs, Jr. Matthew R. Clark Morris, Nichols, Arsht & Tunnell LLP 1201 North Market Street, 16th Floor Wilmington, DE 19801

Joel Friedlander Jeffrey M. Gorris Christopher M. Foulds Friedlander & Gorris, P.A. 1201 N. Market Street, Suite 2200 Wilmington, DE 19801	Blake Rohrbacher Matthew W. Murphy Richards, Layton & Finger, P.A. One Rodney Square 920 North King Street Wilmington, DE 19801

Ashley R. Altschuler Harrison S. Carpenter Kevin M. Regan McDermott Will & Emery LLP The Brandywine Building 1000 N. West Street, Suite 1400 Wilmington, DE 19801

Unless the Court otherwise directs, any Person who fails to object in the manner described above shall be deemed to have waived and forfeited any and all rights such person may otherwise have to object to the Settlement and/or any Fee and Expense Award to Plaintiff’s Counsel (including any right of appeal) and shall be forever barred from raising such objection in the Action or any other action or proceeding. Premier stockholders who do not object need not appear at the Settlement Hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE?

WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in the Action, you may inspect the pleadings, the Stipulation, the Orders entered by the Court, and other papers filed in the Action at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, during regular business hours of each business day. If you have questions regarding the Settlement, you may write or call Plaintiff’s Counsel: Investor Relations, Robbins Geller Rudman & Dowd LLP, 655 W. Broadway, Suite 1900, San Diego, CA 92101, 619-231-1058.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE REGISTER IN CHANCERY REGARDING THIS NOTICE

NOTICE TO PERSONS OR ENTITIES HOLDING RECORD

OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks, and other persons or entities who hold shares of Premier common stock as record owners, but not as beneficial owners, are directed to either (a) promptly request from Premier sufficient copies of this Notice to forward to all such beneficial owners and after receipt of the requested copies promptly forward such Notices to all such beneficial owners; or (b) promptly provide a list of the names and addresses of all such beneficial owners to Broadridge Corporate Issuer Solutions c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, Attn: Corporate Action Dept. or email BCISClassActionMailingService@broadridge.com after which Premier will promptly send copies of the Notice to such beneficial owners. This Notice is also available at https://investors.premierinc.com/events-and-reports/derivative-lawsuit/default.aspx.

BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE:

Dated: March 6, 2024